UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2021

METHODE ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33731	36-2090085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue, Chicago, IL		60631
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 867-6777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value	MEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Methode Electronics, Inc. (the “Company”), the stockholders voted on and approved proposals to (i) elect twelve (12) directors to hold office until the next annual meeting of stockholders or until their successors are elected and qualified; (ii) ratify the Audit Committee's selection of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending April 30, 2022 and (iii) cast an advisory vote on named executive officer compensation. The voting results for each proposal were as follows:

1. Election of Directors:

Director	For	Against	Abstain	Broker Non-Votes
Walter J. Aspatore	32,983,927	1,621,663	9,379	1,050,148
David P. Blom	34,252,602	352,728	9,639	1,050,148
Therese M. Bobek	33,702,419	902,487	10,063	1,050,148
Brian J. Cadwallader	33,138,502	1,461,314	15,153	1,050,148
Bruce K. Crowther	33,737,722	867,492	9,755	1,050,148
Darren M. Dawson	32,996,151	1,609,185	9,633	1,050,148
Donald W. Duda	34,246,177	354,315	14,477	1,050,148
Janie Goddard	34,328,417	276,491	10,061	1,050,148
Mary A. Lindsey	34,252,966	351,940	10,063	1,050,148
Angelo V. Pantaleo	34,250,532	353,501	10,936	1,050,148
Mark D. Schwabero	33,681,881	923,449	9,639	1,050,148
Lawrence B. Skatoff	33,176,141	1,424,456	14,372	1,050,148

2. Ratified Ernst & Young LLP to serve as the Company’s independent registered public accounting firm:

	For	Against	Abstain	Broker Non-Votes
	34,755,787	897,247	12,083	-

3. Advisory approval of the Company’s named executive officer compensation:

	For	Against	Abstain	Broker Non-Votes
	18,684,585	15,906,107	24,277	1,050,148

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METHODE ELECTRONICS, INC. (Registrant)

Date: September 17, 2021	By:	/s/ Ronald L.G. Tsoumas
Ronald L.G. Tsoumas
Chief Financial Officer